Exhibit 5.3

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193 Tel
212.351.4000
www.gibsondunn.com

Client: 19398-00081

May 20, 2019

Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603

Re:	Coeur Mining, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Coeur Mining, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment, dated as of the date hereof, to the Registration Statement on Form S‑3, dated as of February 28, 2019 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the guarantees of the Company’s debt securities, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”) and either secured debt securities (the “Secured Debt Securities”) or unsecured debt securities (the “Unsecured Debt Securities” and, collectively with the Senior Debt Securities, the Subordinated Debt Securities and the Secured Debt Securities, the “Debt Securities”), by Coeur Sterling Holdings LLC and Sterling Intermediate Holdco, Inc., each a wholly-owned subsidiary of the Company (such guarantees, the “Guarantees”).

The Senior Debt Securities are to be issued under an indenture to be entered into among the Company, the Guarantors and a financial institution to be named at the time such indenture is executed, as indenture trustee (the “Senior Base Indenture”).  The Subordinated Debt Securities are to be issued under an indenture to be entered into among the Company, the Guarantors and a financial institution to be named at the time such indenture is executed, as indenture trustee (the “Subordinated Base Indenture”).  The Secured Debt Securities are to be issued under an indenture to be entered into among the Company, the Guarantors and a financial institution to be named at the time such indenture is executed, as indenture trustee (the “Secured Base Indenture,” and together with the Senior Base Indenture and the Subordinated Base Indenture, the “Base Indentures”).

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Gibson, Dunn & Crutcher LLP

Coeur Mining, Inc.
May 20, 2019

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the forms of the Base Indentures, forms of the Debt Securities and Debt Securities Guarantees and such other documents, corporate records, certificates of officers of the Company, the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

We have assumed without independent investigation that:

(i)          at the time any Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)          at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Guarantees offered thereby and all related documentation and will comply with all applicable laws;

(iii)          all Guarantees will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)          at the Relevant Time, all corporate or other action required to be taken by the Company or any Guarantor to duly authorize each proposed issuance of Guarantees and any related documentation shall have been duly completed and shall remain in full force and effect;

(v)          at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the applicable indenture trustee on Form T‑1 shall have been properly filed with the Commission; and

(vi)          at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Guarantees offered or issued will have been duly authorized by all necessary corporate or other action of the Company and each Guarantor and duly executed and delivered by the Company, any Guarantor and the other parties thereto.

Gibson, Dunn & Crutcher LLP

Coeur Mining, Inc.
May 20, 2019

We are not admitted or qualified to practice law in Nevada.  Therefore, we have relied upon the opinion of Parsons Behle & Latimer, Nevada counsel to Coeur Sterling, Inc., filed as an exhibit to the Registration Statement, with respect to matters governed by the law of Nevada.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, with respect to any Guarantees, when:

1.          the terms and conditions of such Guarantees have been duly established by the relevant Base Indenture or any supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture, and

2.          any such Base Indenture, or supplemental indenture or officers’ certificate (together with the relevant Base Indenture, the “Indenture”), as applicable, has been duly executed and delivered by the Company, the Guarantors and the relevant trustee, such Guarantees will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

A.          We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America.  This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.          The opinion above with respect to the Guarantees is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Gibson, Dunn & Crutcher LLP

Coeur Mining, Inc.
May 20, 2019

C.          We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any Guarantee of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any Guarantee of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Guarantee waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial; or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

You have informed us that you intend to issue Guarantees from time to time on a delayed or continuous basis, and we understand that prior to issuing any Guarantees pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Guarantees are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Guarantor	State of Incorporation
Coeur Sterling, Inc.	Nevada

Coeur Sterling Holdings LLC	Delaware

Sterling Intermediate Holdco, Inc.	Delaware